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                                                                      EXHIBIT 21

                        THE TORO COMPANY AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

The following are significant subsidiaries of The Toro Company as of January 9, 2003.

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                                              STATE OR OTHER JURISDICTION    PERCENTAGE OF VOTING
NAME                                                     OF INCORPORATION        SECURITIES OWNED
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

Electronic Industrial Controls, Inc.                           Colorado                    100%

Exmark Manufacturing Company Incorporated                      Nebraska                    100%

Irritrol Systems Europe, S.r.L.                                   Italy                    100%

MTI Distributing, Inc.                                        Minnesota                    100%

Red Iron Insurance, Limited                                     Bermuda                    100%

Simpson Norton Corporation                                    Minnesota                    100%

Toro Australia Pty. Limited                                   Australia                    100%

Toro Credit Company                                           Minnesota                    100%

Toro Europe BVBA                                                Belgium                    100%

Toro Factoring Company Limited                                 Guernsey                    100%

Toro Finance Company                                         California                    100%

Toro Foreign Sales Corporation                                 Barbados                    100%

Toro Mexico Holdings, LLC                                     Minnesota                    100%

Toro International Company                                    Minnesota                    100%

Toro Manufacturing LLC                                         Delaware                    100%

Toro Purchasing Company                                       Minnesota                    100%

Toro Sales Company                                            Minnesota                    100%

Toro Warranty Company                                         Minnesota                    100%

Turf Professionals Equipment Company                          Minnesota                    100%

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